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                                                                     Exhibit 4.5

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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 4, 2003

                                      among

                             The Warnaco Group, Inc.

                                       and

                             The Former Creditors of
                            Warnaco Who Have Elected
                            To Become Parties Hereto
                       (and are listed on Annex A Hereto)

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                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is dated as of February 4, 2003 among The Warnaco Group, Inc., a Delaware corporation (the "Company"), and those creditors of the Company who have either signed on the signature pages hereof or elected to become parties hereto by checking the box provided on the ballots included in the Plan solicitation materials. All creditors of the Company who receive New Shares under the Plan are referred to as "Creditors". All original parties to this Agreement, with the exception of the Company, are collectively referred to as the "original Shareholders", and the original Shareholders, together with all persons who become parties hereto after the date hereof as provided in Article 8 (the "additional Shareholders"), are collectively referred to as the "Shareholders". For convenience of reference, the Shareholders will be listed on Annex A hereto, which shall be amended from time to time by the Company as provided in Section 8.02.

BACKGROUND

A. On June 11, 2001, the Company filed for Chapter 11 protection in order to facilitate a restructuring of its operations and debt load.

B. On October 1, 2002, the Company filed its plan of reorganization (the "Plan") with the U.S. Bankruptcy Court for the Southern District of New York. Upon approval by the court, the Plan will allow the Company to emerge from Chapter 11 in early 2003 (the "Effective Date").




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C.   The Plan provides that, on the Effective Date, the Company will issue shares of common stock (the "New Shares") of the Company, as reorganized under the Plan, to the Creditors and certain other persons.

D. In order to provide the Creditors with an opportunity to dispose of their New Shares at the highest possible price, while contributing to the development of a broad market for the New Shares, the Company will enter into this Agreement with all Creditors of the Company who elect to become parties hereto, under which, on the terms and conditions herein stated, the Company will permit the Eligible Shareholders to effect up to three underwritten secondary offerings over the next three years.

E. Under the terms of the Plan and as provided in Article 11, this Agreement shall become fully effective if Creditors holding at least 70% of the New Shares issued to all Creditors agree to become parties hereto and original Shareholders hereunder or, alternatively, certain portions of this Agreement shall become effective as provided in Section 11.02.

TERMS AND CONDITIONS

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.


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          Addendum: as defined in Section 8.02.

          Additional Shareholder: as defined in Section 8.02.

          Board: the Board of Directors of the Company.

          Company: as defined in the first paragraph of this Agreement.

          Coordinating Committee: as defined in Article 3.

          Covered Shares: all of the following:

               (i) The New Shares owned by the Shareholders on the Effective
          Date.

               (ii) In case of a person who becomes a party hereto after the Effective Date, any New Shares owned by such person on the date it becomes a party hereto.

               (iii) Any New Shares purchased by a Shareholder from another Shareholder.

               (iv) Any New Shares issued or issuable with respect to any of the foregoing Covered Shares by way of a stock dividend, subdivision or stock split in connection with a combination or consolidation of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          As to any particular Covered Shares, such New Shares shall cease to be Covered Shares when (a) a Registration Statement with respect to the sale of such New Shares shall have become effective under the Securities Act and such shares shall have been disposed of under


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such Registration Statement in a demand Offering or a piggyback Offering, (b)
such New Shares shall have been sold or otherwise disposed of to a person who is not a party hereto and who does not become a party hereto in connection with such transaction or (c) such New Shares shall have ceased to be outstanding.

          Creditors: as defined in the first paragraph of this Agreement.

          Cut-Off Date: as defined in Section 2.02(e).

          Demand Registration Request: as defined in Section 2.02(a).

          Demand Registration Right: as defined in Section 2.01.

          Effective Date: as defined in the Background section of this Agreement.

          Eligible Shareholder: any Shareholder that, as of any date of determination, has not sold, transferred, pledged, conveyed, monetized or otherwise disposed of, in the aggregate, more than:

          o 10% of its Covered Shares, if the date of determination is on or prior to December 31, 2003;

          o    20% of its Covered Shares if this date is during 2004; and

          o    30% of its Covered Shares if this date is during 2005 or later.

          Any sale of New Shares to a person (including an affiliate of the seller) that becomes a party to this Agreement in connection with such transaction, any sale of New Shares to an existing Shareholder (including any affiliate of the seller) and any sale of New Shares in a


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demand or piggyback Offering will not be taken into account in determining whether a Shareholder is an Eligible Shareholder. In addition, the transfer of Covered Shares by a Creditor on or after the Effective Date shall not be deemed to constitute a sale, transfer, pledge, conveyance, monetization or other disposal of such Covered Shares provided that (i) the obligation of such Creditor to transfer such shares is memorialized by a written transfer agreement entered into prior to the Effective Date and (ii) a copy of such written transfer agreement is provided to the Secretary of the Coordinating Committee by, or reasonably promptly after, the Effective Date.

          Eligible Shareholder Certificate: a certificate required to be furnished to the Company and the Coordinating Committee by each Selling Shareholder in an Offering, a form of which is attached hereto as Annex C.

          Exchange Act: the Securities Exchange Act of 1934, as amended.

          Firm shares: as defined in Section 2.02(a).

          Green Shoe Option: the over-allotment option granted to the underwriters in the underwriting agreement for a demand or piggyback Offering on customary terms, which will permit the underwriters to purchase additional New Shares from the Selling Shareholders or the Company and which may not exceed 15% of the number of firm shares covered by the underwriting agreement.

          Lock-up Periods: in connection with each demand or piggyback Offering, the period beginning on the date of a preliminary prospectus and ending on the date of the final


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Prospectus relating to such Offering and, unless the managing underwriter agrees to a shorter period, the period of 90 days after the date of such final Prospectus.

          Managing underwriter: in connection with each Offering, the book-running lead underwriter or underwriters selected by the Coordinating Committee and approved by the Company pursuant to Section 2.05.

          Maximum Offering Amount: as defined in Section 7.02.

          NASD: National Association of Securities Dealers.

          Nasdaq: the Nasdaq National Market.

          New Shares: as defined in the Background section of this Agreement. Whenever a number of New Shares is referred to herein, such number shall be appropriately adjusted to take account of any stock split, stock dividend, subdivision or combination of shares, recapitalization or other similar event affecting New Shares after the Effective Date.

          Offering, demand Offering and piggyback Offering: each underwritten secondary offering by the Company of the New Shares owned by Eligible Shareholders that has been requested pursuant to Article 2 and registered with the SEC under the Securities Act is referred to as a "demand Offering"; each offering in which Eligible Shareholders participate pursuant to Article 7 is referred as a "piggyback Offering"; and the term "Offering" refers to a demand Offering or piggyback Offering, as applicable.

          Plan: as defined in the Background section of this Agreement.


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          Prospectus: the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Register, registered and registration: a registration effected by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          Registration Expenses: any and all reasonable and documented expenses incurred in connection with a demand Offering or a piggyback Offering, including, without limitation:

          (i) all SEC and National Association of Securities Dealers, Inc. registration and filing fees;

          (ii) all fees and expenses incurred in connection with complying with state securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with NASD or blue sky qualifications of the shares);

          (iii) all printing, messenger and delivery expenses;

          (iv) all fees and expenses incurred in connection with the listing of the New Shares on Nasdaq or any securities exchange;


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          (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any audits and/or "comfort" letters required by or incident to such performance and compliance;

          (vi) the fee and expenses of a qualified independent underwriter, if required under the rules of the NASD;

          (vii) the reasonable fees and disbursements of one counsel, other than the Company's counsel, selected by the Coordinating Committee to represent all the Selling Shareholders in connection with each demand Offering or piggyback Offering (it being understood that any Shareholder may, at its own expense, retain separate counsel to represent it in connection with such Offering); and

          (viii) the reasonable fees and expenses of any special experts retained in connection with any demand Offering or piggyback Offering,

but excluding all underwriting discounts and selling commissions, and any transfer taxes applicable to the sale of Covered Shares by a Selling Shareholder, incurred by a Selling Shareholder.

          Registration Statement: a registration statement filed by the Company with the SEC under the Securities Act pursuant to this Agreement.

          SEC: the Securities and Exchange Commission.

          Secretary: the Secretary of the Coordinating Committee appointed pursuant to Section 3.05.


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          Securities Act: the Securities Act of 1933, as amended.

          Selling Shareholder: an Eligible Shareholder who sells Covered Shares pursuant to the exercise of registration rights granted to such Eligible Shareholder pursuant to Article 2 or 7 hereof.

          Selling Shareholder Payment: the $5,000 payment to be made by each Selling Shareholder to the Coordinating Committee in connection with each demand Offering.

          Shareholders, additional Shareholders and original Shareholders: as defined in the first paragraph of this Agreement.

          Value: until completion of the first demand Offering hereunder, the equity value of the New Shares as determined in the Plan and thereafter the value of the New Shares as quoted on Nasdaq or, if other than Nasdaq, on the principal securities exchange on which the New Shares are listed on any date of determination.

                                    ARTICLE 2

                                DEMAND OFFERINGS

          2.01. Demand Registrations. (a) The Coordinating Committee shall have the right to require the Company to use its reasonable efforts to effect the registration of the Covered Shares held by the Eligible Shareholders and the sale of such shares in an underwritten secondary offering (a "Demand Registration Right"), subject to the following limitations:

          (i) The Company shall not be obligated to effect and pay for more than three demand registrations pursuant to this Agreement.


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          (ii) The Company shall not be required to effect a demand registration pursuant to this Agreement if it receives the request for registration pursuant to Section 2.02 at any time after the third anniversary of the Effective Date.

          (b) A registration requested pursuant to Article 2 will be deemed to have been made when the Registration Statement has become effective with the SEC and the related demand Offering closes or fails to close for any reason, other than primarily because of an act or omission of the Company or the Company's failure to satisfy a condition precedent contained in the underwriting agreement.

          2.02. Initiation of Registration Demands. (a) In order to exercise a Demand Registration Right, the Secretary of the Coordinating Committee, on behalf of the Coordinating Committee, shall send the Company a written notice (a "Demand Registration Request") requesting that the Company register a specified number of Covered Shares for an underwritten secondary offering. The notice shall request the registration of at least $25 million (exclusive of the Green Shoe Option) in Value of Covered Shares and shall contain the following additional information:

               (i) The name of each proposed Selling Shareholder covered by the notice and the number of Covered Shares proposed to be sold by it (such proposed selling shareholder's "firm shares").

               (ii) A statement that the Coordinating Committee believes that each proposed Selling Shareholder named in the Request is an Eligible Shareholder.


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               (iii) A copy of an Eligible Shareholder Certificate completed by each proposed Selling Shareholder named in the Demand Registration Request.

               (iv) A statement that each proposed Selling Shareholder beneficially owns sufficient additional New Shares to provide a 15% Green Shoe Option in respect of the firm shares proposed to be sold by it or a statement that the Company or another specified Eligible Shareholder has agreed to provide such New Shares for the Green Shoe Option.

          (b) The Coordinating Committee may not issue a Demand Registration Request to the Company prior to the date that is four months after the Effective Date or May 4, 2003, whichever is later. If the Coordinating Committee issues a Demand Registration Request and the related Offering closes, the Coordinating Committee may not give a subsequent Demand Registration Request until at least six months after such closing.

          (c) Upon receipt of a Demand Registration Request, the Company will give written notice of the proposed Offering to each Shareholder that is not named in such Demand Registration Request, giving each such other Shareholder at least 30 days to elect to participate in the proposed demand Offering. The Company will give this notice promptly after it receives the Demand Registration Request and, in any event, in sufficient time to permit inclusion in the preliminary prospectus for the Offering of any Covered Shares sought to be sold by each other Eligible Shareholder that wishes to participate in the Offering.

          (d) A Shareholder that receives a notice referred to in 2.02(c) may, if it is an Eligible Shareholder, elect to participate in the Offering by returning to the Company and the


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Coordinating Committee, within the period specified in the notice, its Eligible
Shareholder Certificate.

          (e) In connection with each demand Offering, the Company, the Coordinating Committee and the managing underwriter will agree upon a date (the "Cut-Off Date"), which shall be a date prior to the printing of the preliminary prospectus for such Offering and shall be the date after which each proposed Selling Shareholder may not change the number of Covered Shares it proposes to sell in such Offering. The Company will give each proposed Selling Shareholder at least five days' notice of the Cut-Off Date.

          (f) In connection with each demand Offering, each Selling Shareholder may, by notice to the Company and the Coordinating Committee on or prior to the Cut-Off Date for such Offering, on not more than one occasion without the consent of the Company and the Coordinating Committee, increase or decrease the number of Covered Shares it proposes to sell in such Offering, subject to the following:

               (i) Such Selling Shareholder must retain (or arrange for the Company or another Eligible Shareholder to hold) a sufficient number of New Shares to satisfy the Green Shoe Option in respect of its firm shares.

               (ii) If a Selling Shareholder voluntarily reduces the number of Covered Shares it proposes to sell after the Company has filed a Registration Statement for such Offering (excluding any reduction in connection with a cut-back by the managing underwriter pursuant to
          Section 2.06) and the effect of such reduction is that a portion of the SEC filing fee (attributable to the New Shares such Selling


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          Shareholder no longer proposes to sell) will now be lost, such Selling
          Shareholder shall reimburse the Company for such lost SEC filing fees.

               (iii) No such reduction shall be effective to the extent it reduces the Value of the Covered Shares (exclusive of the Green Shoe Option) to be sold in the Offering below $25 million.

               (iv) The number of Covered Shares proposed to be sold by each Selling Shareholder after the Cut-Off Date, if any, will remain subject to cut-back by the managing underwriter pursuant to Section 2.06.

          (g) The Company will include in the Registration Statement for a demand Offering all Covered Shares proposed to be sold by the Selling Shareholders, subject to any cut-back required by the managing underwriter pursuant to Section 2.06, and will file any amendments to the Registration Statement necessary to reflect the number of Covered Shares proposed to be sold by the Selling Shareholders (including changes in such numbers) or to reflect any cut-back required by the managing underwriter.

          2.03. Company to File Registration Statement. The Company will prepare and file a Registration Statement with the SEC within 60 days from the receipt by the Company of the Demand Registration Request with respect to a demand Offering on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and use its reasonable efforts to cause such Registration Statement to become effective within 150 days after its receipt of the Demand Registration Request (or 180 days, if it is the first registration statement filed by the Company with the SEC after the Effective Date).


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          2.04. Delay in Filing. The Company may delay for a period of up to 30 days the filing of any Registration Statement pursuant to this Article 2 if its Board determines in good faith that such filing would require disclosure of material, non-public information that the Company has a valid business purpose for retaining as confidential. In the case of any such delay, the time periods referred to in Section 2.03 shall be tolled during the period of time of any such delay. If the Company delays the filing of any Registration Statement, it shall immediately notify the Coordinating Committee, indicating the determination of the Board and the anticipated delay.

          If the Company delays the filing of any Registration Statement and such material information is subsequently publicly disclosed by the Company or is no longer determined by the Board to be material, the Company shall immediately notify the Coordinating Committee of such fact, at which time the delay permitted by this Section 2.04 shall cease.

          2.05. Selection of Underwriters. In connection with each demand
Offering:

          (a) The Coordinating Committee will be entitled to select the book-running lead underwriter or underwriters and the Company will be entitled to select the co-manager or co-managers for the Offering, subject in each case to the other's consent (such consent not to be reasonably withheld).

          (b) The managing underwriter, in consultation with the Company and the Coordinating Committee, will be entitled to select any other underwriters for the Offering.


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          2.06. Cut-back in Demand Offering. If the managing underwriter for a demand Offering advises the Coordinating Committee and the Company that, in its opinion, the number of Covered Shares that the Selling Shareholders propose to sell in the Offering exceeds the largest number of Covered Shares that can be sold in such Offering without having an adverse effect on the Offering, then the Company will reduce the number of Covered Shares included in such registration to the number that, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above. The reduced number of Covered Shares that may be sold in the Offering shall be allocated pro rata among the Selling Shareholders participating in the Offering, based on the number of Covered Shares beneficially owned by the respective Selling Shareholders as disclosed in their Eligible Shareholder Certificates. Notwithstanding Section 2.02(a), the Company shall not be relieved of its obligations hereunder to complete a demand Offering, even if, as a result of a cut-back pursuant to this Section 2.06 and/or adverse market conditions, the Value of the Covered Shares proposed to be sold in the Offering is reduced to less than $25 million.

          2.07. Selling Shareholder Obligations. (a) In addition to the other requirements contained herein or in its Eligible Shareholder Certificate, no Eligible Shareholder may participate in a demand Offering unless it:

               (i) agrees to sell its Covered Shares on the basis provided in the underwriting agreement entered into as contemplated by Section 4.02;

               (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements and other documents reasonably required under the


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          terms of such underwriting agreement and furnishes the underwriters with the opinion(s) of counsel referred to in Section 4.02(g); and

               (iii) remains an Eligible Shareholder through the effective date of the Registration Statement relating to such Offering.

          (b) If at any time before the effective date of the Registration Statement pertaining to a demand Offering a Selling Shareholder no longer qualifies as an Eligible Shareholder, such Selling Shareholder shall:

               (i) withdraw from the Offering and immediately notify the Company and the Coordinating Committee of such withdrawal; and

               (ii) reimburse the Company for any SEC filing fees lost as a result of such Selling Shareholder's withdrawal.

          2.08. Shareholder Lock-Up. (a) In connection with each demand Offering, each Shareholder (whether or not it elects to sell in such Offering) hereby agrees that it will not sell, assign, transfer, pledge, convey, monetize or otherwise dispose of any of the New Shares then owned by it, or grant any options or other rights to acquire such New Shares, without the consent of the managing underwriter, during the Lock-up Periods applicable to such Offering.

          (b) Notwithstanding Section 2.08(a), each Shareholder may:

               (i) sell or transfer any New Shares to a person (including an affiliate of the seller) that is, or becomes, a party to this Agreement at the time of the sale or transfer;


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               (ii) sell any New Shares as part of such Offering; and

               (iii) if such Shareholder is an individual:

                    (A) transfer any New Shares to a trust for the direct or
               indirect benefit of such individual Shareholder; provided that the trustee of the trust agrees to be bound by the terms of this Agreement; and

                    (B) sell, gift, assign or transfer any New Shares to members of the immediate family of the individual Shareholder, provided that each recipient agrees to be bound by the terms of this Agreement.

          2.09. Collection of $5,000 Payment from Each Selling Shareholder. Each Shareholder agrees that, if it is a Selling Shareholder in a demand Offering, the Coordinating Committee may deduct, or cause to be deducted, such Selling Shareholder's $5,000 Selling Shareholder Payment from the proceeds to be received by it in the Offering, which amount shall be paid to the Coordinating Committee for application as provided for in Section 5.01(b).

          2.10. Miscellaneous Provisions Applicable to a Demand Offering. (a) Subject to the other provisions hereof, the Company will cooperate fully with the Coordinating Committee and the Selling Shareholders in connection with each demand Offering.

          (b) In connection with each demand Offering, the Company agrees to make available appropriate senior officers to participate in customary road show meetings with the underwriters' sales forces, potential investors and securities analysts, such road show to be of a length, extent and nature as is then customary for underwritten public offerings of a size and complexity, and for issuers, reasonably comparable to such Offering by the Company, provided


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that the Company and the managing underwriter shall consult in good faith as to the length, extent and nature of such road show.

          (c) The Company shall be entitled to select the financial printer for each demand Offering.

                                    ARTICLE 3

                             COORDINATING COMMITTEE

          3.01. Members. The Coordinating Committee will consist of Bank of America, N.A., The Bank of Nova Scotia, Commerzbank A.G., JPMorgan Chase Bank and Societe Generale.

          3.02. Ownership of Warnaco Shares by Committee Members. (a) Annex B to this Agreement sets forth for each of the members of the Coordinating Committee the number of New Shares to be received by such member pursuant to the Plan that
(i) are attributable to funds actually loaned by such member to the Company and certain of its subsidiaries and (ii) will be beneficially owned by such member immediately after the Effective Date (these New Shares received by members of the Coordinating Committee are referred to as the "Plan Shares"). If, within a reasonable time after the Effective Date, any member of the Coordinating Committee determines that the number of New Shares listed on Annex B with respect to it does not accurately reflect, as of the Effective Date, its beneficial ownership of Plan Shares, such member shall certify to the Company and the Secretary of the Coordinating Committee the correct number of Plan Shares, and Annex B shall be amended accordingly. For the avoidance of doubt, the parties acknowledge that a member's Plan Shares include only New Shares received by the member in respect of funds actually loaned to the Company and certain of its subsidiaries and


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exclude New Shares received by the member or its affiliates in respect of
Company debt held by its trading desk or other non-lending operations.

          (b) Each member of the Coordinating Committee (and, in the event that any member resigns from or otherwise ceases to be a member of the Coordinating Committee, each such former member) will, from time to time upon request from the Secretary of the Coordinating Committee or the Company, report to the Secretary and to the Company the number of Plan Shares then beneficially owned by it and its affiliates. Each such report shall be given promptly: (i) after request therefor from the Secretary at such periodic intervals as the members may agree to, (ii) after request therefor from the Secretary or the Company, in connection with any vote by the Coordinating Committee or in order to determine whether or not the Coordinating Committee still satisfies the One-Third Threshold Test referred to in Section 3.05, and (iii) after request therefor by the Company in connection with any reasonable need of the Company therefor (including, without limitation, the preparation of any reports, statements, schedules or other documents to be filed with the SEC).

          3.03. Cessation of Membership on Committee. Any member of the Coordinating Committee may resign from the Coordinating Committee at any time and shall automatically cease to be a member thereof if the number of Plan Shares beneficially owned by it and its affiliates is less than 25,000 shares.

          3.04. Voting. The Coordinating Committee will act by majority vote, with each member of the Coordinating Committee to have the number of votes that is equal to the number of Plan Shares owned by such member and its affiliates at the time of the relevant vote. The Coordinating Committee may, by such majority vote, adopt rules or by-laws to govern its


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proceedings. The Company may rely on any document received from the Coordinating
Committee as having been authorized, executed and delivered with the requisite authority.

          3.05. Disbanding the Coordinating Committee. The Coordinating Committee shall be automatically disbanded as of the first date that:

               (i) As a result of sales and other dispositions of Plan Shares, the members and former members of the Coordinating Committee and their affiliates beneficially own, in the aggregate, less than 5,725,981 Plan Shares (the "One-Third Threshold Test") or

               (ii) As a result of resignations or automatic cessations of membership, there are less than three members of the Coordinating Committee.

          3.06. Secretary. The Coordinating Committee will appoint a firm or individual as its Secretary (the "Secretary") to assist it in discharging its duties and obligations under the terms of this Agreement, which firm or individual need not be a member of the Coordinating Committee. Initially, Shearman & Sterling shall be the Secretary. The Coordinating Committee may, in its discretion, replace such firm as its Secretary and the Secretary may resign at any time. Notice of any replacement of the Secretary shall be promptly delivered to the Company.

          3.07. Notification of the Company. Notwithstanding that any member of the Coordinating Committee shall cease to be a member thereof or that the Secretary of the Coordinating Committee has resigned or been replaced, the Company may (but shall not be required to) treat such member or Secretary as such, until it receives written notice from or on behalf of the Coordinating Committee of such change.


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                                    ARTICLE 4

                         DEMAND REGISTRATION PROCEDURES

          4.01. Procedures. If and whenever the Company is required to use its reasonable efforts to effect a demand Offering of Covered Shares under the Securities Act as provided in Article 2, the Company covenants with each Selling Shareholder in connection with such Offering as follows. To the extent provided in Section 7.04, the provisions of this Section 4.01 shall also apply to piggyback Offerings:

          (a) The Company will notify the Coordinating Committee and the managing underwriter, immediately, and confirm the notice in writing:

               (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed;

               (ii) of the receipt of any comments from the SEC;

               (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information;

               (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Covered Shares for offering or sale in any jurisdiction, or of the institution or threatening (to the extent known to the Company) of any proceedings for any of these purposes;

               (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Covered Shares, the representations and warranties of the Company contained in the underwriting agreement contemplated by Section 4.02 cease to be true and correct in all material respects; and

               (vi) of the existence of any fact that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

It is expressly understood and agreed that the Company's obligations under this
Section 4.01(a) shall be limited to communicating with the Coordinating Committee and the managing underwriter, and that the Company shall have no obligation to communicate directly with any Shareholder.

          (b) The Company will use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will not initially file a Registration Statement and Prospectus or at any time thereafter file or make any amendment to a Registration Statement, or any amendment of or supplement to a Prospectus (including amendments of any documents incorporated by reference into a Prospectus), of which the

     Coordinating Committee and the managing underwriter shall not have previously been advised and furnished a copy, or to which the Coordinating Committee, the managing underwriter, counsel for the Selling Shareholders or counsel for the underwriters shall reasonably object; provided, that the Company shall be entitled to file or make any amendment to a Registration Statement, or any amendment of or supplement to a Prospectus (including amendments of any documents incorporated by reference into a Prospectus), without regard to whether the Coordinating Committee, the managing underwriter, counsel for the Selling Shareholders or counsel for the underwriters shall have objected thereto, if the Company determines, in its reasonable discretion, that such amendment or supplement is required in order for the Company to meet its statutory obligations under any applicable law.

          (d) The Company will use its reasonable efforts to comply with the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Covered Shares in the Offering. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Covered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Selling Shareholders, counsel for the underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 4.01(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (e) The Company will furnish to each Selling Shareholder one copy of the Registration Statement and of each amendment and supplement thereto (in each case without exhibits), the Prospectus (including each preliminary prospectus and any amendments or supplements thereto) and such other documents as such Selling Shareholder may reasonably request (including exhibits to the Registration Statement and any documents incorporated by reference in the Prospectus).

          (f) The Company will use its reasonable efforts to register or qualify the Covered Shares covered by each Registration Statement under the state securities or Blue Sky laws of such jurisdictions within the United States and its possessions and territories as shall be reasonably requested by the managing underwriter; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
     Section 4.01(f), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

          (g) The Company will make available for reasonable inspection, during normal business hours, by representatives of the Coordinating Committee and the underwriters participating in such registration and counsel or any accountant retained by the Selling Shareholders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company required to enable the underwriters and the Selling Shareholders to conduct a reasonable due diligence inquiry, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order.

          (h) The Company will make generally available to the Coordinating Committee and the Shareholders, as soon as practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (i) The Company will furnish the Coordinating Committee with copies of the following documents delivered at the time of the signing of the underwriting agreement or at the closing thereunder:

                    (1) Each opinion or letter of counsel for the Company
               delivered to the underwriters under the underwriting agreement, covering such matters (including a so-called "Rule 10b-5" or disclosure opinion or letter with respect to the contents of the Registration Statement and Prospectus) as are customarily covered in opinions and letters of Company counsel in underwritten public offerings and such other legal matters as the managing underwriter or the Coordinating Committee may reasonably request. Each such opinion or letter shall be addressed to the Selling Shareholders or shall be accompanied by a reliance letter authorizing the Selling Shareholders to rely on counsel's opinion or letter to the underwriters as though it had been addressed to them.

                    (2) Subject to the compliance by the Selling Shareholders
               with any customary requirements imposed by the accountants, each "comfort letter" from the Company's independent public accountants delivered to the underwriters upon the signing of the underwriting agreement and each bring-down "comfort letter" delivered to the underwriters at the closing under the underwriting agreement, each in customary form and covering such matters with respect to the Registration Statement and Prospectus (and any documents incorporated by reference in the Prospectus) as are customarily covered in such letters and as the managing underwriter may reasonably request. Each such comfort letter shall be addressed to the Selling Shareholders or shall be accompanied by a reliance letter authorizing the Selling Shareholders to rely on such letter to the underwriters as though such comfort letter had been addressed to them.

                    (3) Each certificate of an officer or officers of the
               Company delivered to the underwriters at the closing under the underwriting agreement, covering such matters as are customarily covered by Company certificates in underwritten public offerings and as the managing underwriter may reasonably request.

          (j) In connection with each demand Offering, the Company will cause each of its directors and executive officers (other than any exempted by the managing underwriter) to execute a customary lock-up agreement for the Lock-up Periods.

          (k) The Company will coordinate with the Coordinating Committee in the preparation of material regarding each Selling Shareholder to be included in the Registration Statement, which in the reasonable judgment of such Selling Shareholder, the Company or the managing underwriter or their respective counsel should be included in such Registration Statement.

          4.02. Underwriting Agreement. In connection with each demand Offering, the Company and the Selling Shareholders will enter into an underwriting agreement with the underwriters as follows:

          (a) Except as provided below, the underwriting agreement will contain customary representations and warranties, covenants, closing conditions, indemnification and contribution provisions, and other provisions.

          (b) Each Selling Shareholder will give representations and warranties in the underwriting agreement, on a several basis, limited to:

               (i) its title to its Covered Shares and its power and authority to transfer the same;

               (ii) its right, power and authority to enter into, and its due execution of, the underwriting agreement, the power of attorney for the transaction and any other agreement entered into pursuant to
          Section 2.07(a);

               (iii) that it is and will remain an Eligible Shareholder hereunder;

               (iv) its agreement to a customary lock-up arrangement with the underwriters covering a period not to exceed the Lock-up Periods;

               (v) absence of manipulation by it of the market for the New Shares; and

               (vi) the accuracy of the information furnished by it in writing for inclusion in the Prospectus.

          (c) In the underwriting agreement, each Selling Shareholder will severally indemnify the underwriters and the Company solely as to the information furnished by it in writing for use in the Prospectus and no Selling Shareholder shall be required to make indemnification or contribution payments in excess of the net proceeds received by it in such Offering.

          (d) The indemnification and contribution provisions in the underwriting agreement will provide that the Company will indemnify the Selling Shareholders to the same extent that it indemnifies the underwriters.

          (e) The closing conditions in the underwriting agreement will provide for the delivery to the Coordinating Committee of each document referred to in Section 4.01(i), with the opinions and comfort letters addressed as required by Section 4.01(i).

          (f) The underwriting agreement will contain a customary lock-up agreement applicable to the Company for a period not to exceed the Lock-up Periods.

          (g) The underwriting agreement will contain a closing condition requiring each Selling Shareholder to deliver to the underwriters an opinion or opinions of its counsel, who need not be outside counsel, covering such corporate matters as are customarily covered in opinions of selling shareholder counsel in underwritten public offerings and such other legal matters as the managing underwriter may reasonably request, except that the underwriting agreement will not require a so-called "Rule 10b-5" or disclosure opinion with respect to either the contents of the Registration Statement and Prospectus or the information furnished by such Selling Shareholder in writing for inclusion in the Prospectus.

                                   ARTICLE 5

                              REGISTRATION EXPENSES

          5.01. Expenses. (a) Except as provided in Sections, 2.07(b), 2.09, 5.01(b) and Article 6, the Company shall pay all (and shall promptly reimburse the Coordinating Committee and the Shareholders to the extent they have borne any) Registration Expenses in connection with each demand Offering or piggyback Offering regardless of whether the Registration Statement filed in connection with such Offering becomes effective or such Offering is completed. Each Selling Shareholder shall be responsible for all underwriting discounts, selling commissions and any transfer taxes applicable to the sale of Covered Shares by it.

          (b) The Selling Shareholder Payments received by the Coordinating Committee shall be applied by it to the following items in the following order of priority:

               (i) first, to pay the out-of-pocket expenses incurred or reasonably anticipated to be incurred by the Coordinating Committee;

               (ii) second, to cover Registration Expenses otherwise payable by the Company in connection with the second demand Offering;

               (iii) third, to cover Registration Expenses otherwise payable by the Company in connection with the third demand Offering; and

               (iv) fourth, the balance, if any, remaining at the time of the expiration of this Agreement shall be paid over to the Company.

                                    ARTICLE 6

                                 INDEMNIFICATION

          6.01. Indemnification by the Company. In connection with each demand Offering or piggyback Offering hereunder, the Company shall indemnify and hold harmless each Selling Shareholder, each of its directors, officers, employees, agents, and each person, if any, who controls such Selling Shareholder within the meaning of the Securities Act (and the directors, officers, employees and agents of each such controlling person), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such indemnified party may become subject under the Securities Act or the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement pertaining to such Offering, any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and the Company will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable to such indemnified party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary or final Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such indemnified party or any underwriter furnished to the Company by such indemnified party or underwriter, respectively, expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Covered Shares by the Selling Shareholders.

          6.02. Indemnification by the Selling Shareholders. In connection with each demand Offering or piggyback Offering, each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.01) the Company and each other Selling Shareholder, and any of their respective directors, officers, employees, agents and controlling persons (and the directors, officers employees and agents of each such controlling person), with respect to any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement pertaining to such Offering, or any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, if and to the extent, but only to the extent, that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use in the preparation of such Registration Statement, preliminary or final Prospectus or amendment or supplement; provided that no Selling Shareholder shall be liable pursuant to this Section 6.02 for any amount in excess of the net proceeds received by it from the sale of Covered Shares in such Offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such indemnified party, and shall survive the transfer of the Covered Shares by such Selling Shareholder.

          6.03. Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section
6.01 or 6.02, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. Except as provided below, in case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. If the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          6.04. Contribution. If recovery is not available under the foregoing indemnification provisions of this Article 6 for any reason, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses. Such contribution will be in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and the indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any such liabilities and expenses will be deemed to include any investigation, legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in
Section 6.01 or 6.02 was available to such party. Notwithstanding the provisions of this Article 6, no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the sale of Covered Shares covered by the Registration Statement giving rise to the claim for contribution. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          6.05. Non-Exclusivity. The obligations of the parties under this
Article 6 shall be in addition to any liability that any party may otherwise have to any other party.

                                   ARTICLE 7

                               PIGGYBACK OFFERINGS

          7.01. Piggyback Registration Rights. (a) If the Company, at any time prior to the third anniversary of the Effective Date, proposes to register shares of its common stock or securities that are convertible into or exchangeable for shares of its common stock under the Securities Act (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms), whether or not for sale for its own account, the Company shall give prompt written notice to the Coordinating Committee and all Shareholders of its intention to register such securities and of the Shareholders' rights under this
Section 7.01.

          (b) A Shareholder that receives a notice referred to in Section 7.01(a) may, if it is an Eligible Shareholder, elect to participate in the piggyback Offering by returning to the Company and the Coordinating Committee, within the period specified in the notice, its Eligible Shareholder Certificate. Thereupon, the Company will, subject to the terms of this Agreement, use its reasonable efforts to effect the registration under the Securities Act of the Covered Shares specified in the Eligible Shareholder Certificates received by it; provided that, if the Company shall determine for any reason not to proceed with the proposed Offering, the Company may, at its election, give written notice of such determination to the Coordinating Committee and the Shareholders requesting registration of Covered Shares pursuant to this Section 7.01 and thereupon shall be relieved of its obligation to register any securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith).

          (c) If the piggyback Offering will be an underwritten offering:

               (i) the Company will be entitled to select all of the underwriters; and

               (ii) the Coordinating Committee may not give a Demand Registration Request during any period (not to exceed 90 days) following the closing of such piggyback Offering that would cause the Company to breach a lock-up provision contained in the underwriting agreement for such Offering.

          7.02. Cut-back in Piggyback Offerings. If the managing underwriter of a piggyback Offering pursuant to this Article 7 advises the Company and the Coordinating Committee that, in its opinion, the number of Covered Shares and other securities that the Company, the Selling Shareholders and any other persons propose to sell in the Offering exceeds the largest number of New Shares and other securities that can be sold in such Offering without having an adverse effect on the Offering (including, if applicable, the price at which the Company proposes to sell New Shares or other securities) (the "Maximum Offering Amount"), then the Company will include in such registration, in the following priority up to the Maximum Offering Amount:

          (a) first, all of the shares of common stock or other securities proposed to be registered for offer and sale by the Company, if any;

          (b) second, all of the Covered Shares requested to be included in such registration by Eligible Shareholders pursuant to this Article 7; and

          (c) third, any other shares of common stock or other securities that are proposed to be included in such registration by other shareholders of the Company pursuant to any registration rights that they may have;

provided that the reduced number of Covered Shares that may be sold in such piggyback Offering by the Selling Shareholders shall be allocated pro rata among the Selling Shareholders participating in such Offering, based on the number of Covered Shares beneficially owned by the respective Selling Shareholders as disclosed in their Eligible Shareholder Certificates.

          7.03. Selling Shareholder Obligations. (a) In addition to the other requirements contained herein or in its Eligible Shareholder Certificate, no Eligible Shareholder may participate in a Piggyback Offering unless:

                    (i) if the piggyback Offering is an underwritten offering, it agrees to sell its Covered Shares on the basis provided in the underwriting agreement entered into in connection with such Offering;

                    (ii) it completes and executes all customary questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting agreement; and

                    (iii) it remains an Eligible Shareholder through the effective date of the Registration Statement relating to such Offering.

          (b) If at any time before the effective date of the Registration Statement pertaining to a piggyback Offering a Selling Shareholder no longer qualifies as an Eligible Shareholder, such Selling Shareholder shall:

                    (i) withdraw from the Offering and immediately notify the Company and the Coordinating Committee of such withdrawal; and

                    (ii) reimburse the Company for any SEC filing fees lost as a result of such Selling Shareholder's withdrawal.

          7.04. Piggyback Registration Procedures. In connection with each piggyback Offering, the following provisions shall apply to such Offering:
Sections 4.01(a), 4.01(c), 4.01(d), 4.01(e), 4.01(f), 4.01(g), 4.01(h), 4.01(i)
and 4.01(k).

          7.05. Underwriting Agreement for Piggyback Offering. In connection with each underwritten piggyback Offering, the underwriting agreement with the underwriters shall be on such customary terms as are approved by the Company, subject to the following:

          (a) Each Selling Shareholder will give representations and warranties in the underwriting agreement, on a several basis, limited to:

               (i) its title to its Covered Shares and its power and authority to transfer the same;

               (ii) its right, power and authority to enter into, and its due execution of, the underwriting agreement, the power of attorney for the transaction and any other agreement entered in pursuant to Section 7.03;

               (iii) that it is and will remain an Eligible Shareholder hereunder;

               (iv) its agreement to a lock-up arrangement with the underwriters no more onerous to it than that referred to in Section 7.05(e);

               (v) absence of manipulation by it of the market for the New Shares; and

               (vi) the accuracy of the information furnished by it in writing for inclusion in a Prospectus.

          (b) In the underwriting agreement, each Selling Shareholder will severally indemnify the underwriters solely as to the information furnished by it in writing for use in the Prospectus and no Selling Shareholder shall be required to make indemnification or contribution payments in excess of the net proceeds received by it in such Offering.

          (c) The indemnification and contribution provisions in the underwriting agreement will provide that the Company will indemnify the Selling Shareholders to the same extent that it indemnifies the underwriters.

          (d) The closing conditions in the underwriting agreement will provide for the delivery to the Coordinating Committee of each document referred to in Section 4.01(i), with the opinions and comfort letters addressed as required by Section 4.01(i).

          (e) The underwriting agreement will contain a customary lock-up agreement applicable to each Selling Shareholder for a period not to exceed the Lock-up Periods.

                                   ARTICLE 8

                      ORIGINAL AND ADDITIONAL SHAREHOLDERS

          8.01. Original Shareholders. On or prior to the Effective Date, a Creditor will become a party to this Agreement and an original Shareholder hereunder upon its checking the box provided in the ballots contained in the Plan solicitation materials.

          8.02. Additional Shareholders. After the Effective Date, a person that holds or is acquiring New Shares may become a party to this Agreement and an additional Shareholder hereunder upon its execution and delivery to the Company and the Coordinating Committee of an Addendum hereto (an "Addendum"), a form of which is attached hereto as Annex D. The Company shall not be required to treat a person as an additional Shareholder hereunder unless and until it receives an Addendum from such person. Upon its receipt of an Addendum from an additional Shareholder, the Company shall revise Annex A accordingly.

                                   ARTICLE 9

                RESTRICTION ON SALE OF SECURITIES BY THE COMPANY

          9.01. Company Restriction. The Company agrees that, without the prior written consent of a majority of the Coordinating Committee (voting as provided in Section 3.04), it will not issue or sell any shares of its common stock or its preferred stock or securities convertible into or exercisable or exchangeable for any such shares (including shares issued in mergers, acquisitions and other business combinations), whether or not the transaction is registered under the Securities Act, for a period starting on the Effective Date and ending on the earliest to occur of (i) three years after the Effective Date,
(ii) such time as the Coordinating Committee has exercised its three Demand Registration Rights, and (iii) such time as no New Shares qualify as

Covered Shares; provided, however, that (1) after the completion of the first demand Offering, the Company may issue common stock or preferred stock or securities convertible into or exercisable or exchangeable for any such shares, without restriction as to the number of shares issued, in mergers, acquisitions or other business combinations and (2) during such three-year period, the Company may issue or sell, in the aggregate, up to 5,000,000 shares of its common stock, pursuant to the grant or exercise of employee stock options and under other employee benefit plans.

                                   ARTICLE 10

                                 NASDAQ LISTING

          10.01. Listing on Nasdaq. The Company will use its reasonable best efforts to list the New Shares on Nasdaq within 60 days after the Effective Date. Until such time as the New Shares are listed on Nasdaq, the Company shall comply with the NASD rules, as amended from time to time, as if the New Shares were listed on Nasdaq on and from the Effective Date, except to the extent that, during the first 60 days after the Effective Date, the Company cannot comply with such rules because the number of independent directors on the Board is less than the number of independent directors required by such rules.

                                   ARTICLE 11

                    EFFECTIVENESS AND ALTERNATIVE PROVISIONS

          11.01. General Effectiveness. (a) Under the terms of the Plan, this Agreement shall become effective if on or prior to the Effective Date, the Company, Antonio C. Alvarez II and Creditors holding at least 70% of the New Shares issued to all Creditors agree to become parties hereto.

          (b) If this Agreement does not become effective pursuant to Section 11.01(a), Articles 2, 4, 5, 6, 7, 8 and 9 and Section 12.09 hereof will not become effective and will have no force or effect, except insofar as any of such Articles are applicable to a Secondary Offering.

          11.02. Limited Effectiveness. (a) Under the terms of the Plan, if this Agreement does not become effective pursuant to Section 11.01(a), but on or prior to the Effective Date, the Company and at least four members of the Coordinating Committee shall execute and deliver this Agreement, then (i) Articles 1, 3, 10, 11 and 12 (except Section 12.09) hereof shall become effective to the extent applicable and (ii) any other Article in this Agreement shall become effective to the extent such Article is applicable to a Secondary Offering.

          (b) If portions of this Agreement become effective pursuant to Section 11.02(a), (i) this Agreement shall terminate on the earlier of (i) the third anniversary of the Effective Date and (ii) the first date on which the Coordinating Committee is disbanded pursuant to Section 3.05. Upon any such termination, the Company shall have no further obligations under, and shall not be bound by any restrictions arising under, this Agreement, including,


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

without limitation, Sections 10.01, 11.03, 11.04 and 11.05 (other than its obligation to pay the Registration Expenses in connection with any Secondary Offering).

          11.03. Restriction on Sale of Securities by the Company. If portions of this Agreement become effective pursuant to Section 11.02(a), the Company agrees that, without the prior written consent of the Coordinating Committee (acting by majority vote in accordance with Section 3.04), it will not issue or sell any shares of its common stock or its preferred stock or securities convertible into or exercisable or exchangeable for any such shares (including shares issued in mergers, acquisitions and other business combinations), whether or not the transaction is registered under the Securities Act, for a period of three years starting on the Effective Date; provided, however, that, during such three-year period, the Company may issue or sell, in the aggregate, up to 5,000,000 shares of its common stock, pursuant to the grant or exercise of employee stock options and under other employee benefit plans; and provided, further, that, if prior to the expiration of such three-year period the Company completes a Secondary Offering in compliance with Section 11.05, then, from and after the completion of such Secondary Offering, there shall no longer be, by virtue of this Agreement, any restrictions on the ability of the Company to issue common stock or preferred stock or securities convertible into or exercisable or exchangeable for any such shares in mergers, acquisitions or other business combinations.

          11.04. Additional Directors. Within 60 days after the Effective Date, the Board shall appoint two additional directors to the Board; provided, however, that such appointments shall be subject to the prior written approval of the Coordinating Committee (acting by majority vote in accordance with Section 3.04).

          11.05. Warnaco-Sponsored Secondary Offering. At any time after May 4, 2003, the Company may, in its sole discretion, commence an SEC-registered, underwritten secondary offering of New Shares owned by Creditors who received New Shares under the Plan, under the arrangements specified below and under other arrangements approved by the Company and the Coordinating Committee (the "Secondary Offering"). Each Creditor that received New Shares under the Plan, without regard to whether the Creditor elected to become a party to this Agreement (and thereby became a "Shareholder") and without regard to whether the Creditor is or would be an Eligible Shareholder, shall be entitled to participate in the Secondary Offering. Unless otherwise agreed by the Company and the Coordinating Committee, the following provisions shall apply to the Secondary Offering:

          1. If the Company elects to proceed with a Secondary Offering, it shall give notice thereof to the Coordinating Committee and to all Creditors. Each Creditor shall have not less than 30 days to elect, by written notice delivered to the Company and the Coordinating Committee, to participate in the Secondary Offering (each Creditor who elects to participate in the Secondary Offering is referred to as a "Participating Creditor").

          2. Each Creditor shall be entitled to include all or any portion of the New Shares then owned it in the Secondary Offering, subject to limitation (a) by the right of the managing underwriter to cut-back the size of the Secondary Offering as and to the extent set forth in Section 11.05(8) below, and (b) by the obligation of each Participating Creditor to have New Shares available to fulfill its obligations with respect to the Green Shoe Option under Section 11.05(10) below.

          3. Each Participating Creditor will be required to make the $5,000 Selling Shareholder Payment to the Coordinating Committee, which shall be deducted from the proceeds to be received by it in the Secondary Offering.

          4. The underwriting agreement for the Secondary Offering will contain a customary lock-up agreement applicable to each Participating Creditor for a period not to exceed the Lock-up Periods.

          5. If the Company shall determine for any reason not to proceed with the proposed Secondary Offering, then, upon the Company giving written notice of such determination to the Coordinating Committee and the Participating Creditors, the Company shall have no further obligation to proceed with the Secondary Offering (other than its obligation to pay the Registration Expenses in connection therewith).

          6. In the underwriting agreement for the Secondary Offering or in a separate agreement, the Company and the Participating Creditors shall agree to indemnify each other and contribute to liabilities and expenses incurred by each other to the full extent specified in Article 6 (assuming for this purpose that the Participating Creditors are Selling Shareholders).

          7.      (a) Except as provided in Section 11.05(7)(b) below, the
                      Company shall pay all (and shall promptly reimburse the Coordinating Committee and the Participating Creditors to the extent they have borne any) Registration Expenses in connection with the Secondary Offering (assuming for this purpose that the Secondary Offering is a demand

               Offering), regardless of whether the Registration Statement filed in connection with the Secondary Offering becomes effective or such Offering is completed. Each Participating Creditor shall be responsible for all underwriting discounts, selling commissions and any transfer taxes applicable to the sale of New Shares by it.

                    (b) The Selling Shareholder Payments received by the
               Coordinating Committee in connection with the Secondary Offering shall be applied by it to the following items in the following order of priority:

                    (i) first, to pay the out-of-pocket expenses incurred or
               reasonably anticipated to be incurred by the Coordinating Committee;

                    (ii) second, to cover Registration Expenses otherwise
               payable by the Company in connection with the Secondary Offering; and

                    (iii) third, the balance, if any, remaining at the time of the expiration or termination of this Agreement shall be paid over to the Company.

          8. If the managing underwriter for the Secondary Offering advises the Coordinating Committee and the Company that, in its opinion, the number of New Shares that the Participating Creditors propose to sell in the Offering exceeds the largest number of New Shares that can be sold in such Offering without having an adverse effect on the Offering, then the Company will reduce the number of New Shares included in such registration to the number that, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above. The reduced number of New Shares that may be sold in the Secondary Offering shall be allocated pro rata among the Participating Creditors participating in the Offering, based on the number of New Shares beneficially owned by the respective Participating Creditors as disclosed in their Eligible Shareholder Certificates.

          9. The provisions of Section 2.05 with respect to the selection of the lead underwriters shall be applicable to a Secondary Offering (assuming for this purpose that the Secondary Offering is a demand Offering).

          10. Each Participating Creditor shall be required (a) to retain additional New Shares to provide a 15% Green Shoe Option in respect of the firm shares to be sold by it or (b) shall make alternative arrangements to provide such shares satisfactory to the Company and the Coordinating Committee.

          11. No Creditor may participate in the Secondary Offering unless: (i) it completes an Eligible Shareholder Certificate (appropriately modified to take account of the terms of the Secondary Offering and the fact that Participating Creditors are not required to be "Shareholders" or "Eligible Shareholders"), (ii) it agrees to sell its New Shares on the basis provided in the underwriting agreement entered into as contemplated by Section 11.05(13) below and Section 4.02 and (iii) it completes and executes all customary questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting agreement and furnishes the underwriter with the opinion(s) of counsel referred to in Section 4.02(g).

          12. Except with the consent of the managing underwriter and the Coordinating Committee, in the Secondary Offering the Company shall not be permitted to sell any securities for its own account or for the account of any shareholder other than the Creditors.

          13. In connection with the Secondary Offering, the following provisions shall apply to such Offering (assuming for this purpose that each Participating Creditor is a Selling Shareholder and that the provisions are appropriately modified to delete the requirement that a Selling Shareholder be an Eligible Shareholder): Sections 2.10, 4.01(a), 4.01(c), 4.01(d), 4.01(e),
               4.01(f), 4.01(g), 4.01(h), 4.01(i), 4.01(k) and 4.02.

                                   ARTICLE 12

                                  MISCELLANEOUS

          12.01. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by fax, e-mail or other electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case, notice shall be sent to:

          If to the Company, addressed to:

               The Warnaco Group, Inc.
               90 Park Avenue, 25th Floor
               New York, NY 10016
                    Attention: General Counsel

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, NY 10036
                    Attention: Alan G. Straus

          If to the Coordinating Committee, addressed to its Secretary:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY 10021
                    Attention: Jonathan Jewett

          If to any Shareholder, to such Shareholder at the address indicated in Annex A hereto or on its relevant Addendum. If the address of any Shareholder changes, it shall give notice thereof to the Company and the Coordinating Committee.

          12.02. Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          12.03. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          12.04. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or


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

consents to departures from the provisions hereof may not be given, except in a written instrument signed by the Company and the Secretary of the Coordinating Committee, on behalf of the Coordinating Committee. Each Shareholder at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 12.04, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the New Shares or is delivered to such Shareholder.

          12.05. Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and any party to which any Shareholder has sold or otherwise transferred its New Shares who becomes an additional Shareholder pursuant to Section 8.02.

          12.06. Choice of Law. This agreement shall be governed by the laws of the State of New York.

          12.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          12.08. No Inconsistent Agreements. Without the prior written consent of the Coordinating Committee and except as provided in Section 4.02(f), the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof.

          12.09. No More Favorable Terms. Without the prior written consent of the Coordinating Committee, the Company will not grant any registration rights to any person unless the agreement under which they are granted (i) expressly prohibits the participation by such person in a demand Offering hereunder and
(ii) does not permit the registration of securities thereunder until the expiration of the Lock-up Periods for the last demand Offering permitted hereunder.

          12.10. Cumulative Remedies. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          12.11. Headings. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the below named Creditors have executed this Registration Rights Agreement as of the date first written above, and the other Creditors who have elected to become parties hereto have done so as provided in Article 8.

                                             THE WARNACO GROUP, INC.


                                             By: /s/ Stanley P. Silverstein
                                                 -------------------------------
                                                 Name and Title:


                                             BANK OF AMERICA, N.A.


                                             By: /s/ Illegible
                                                 -------------------------------
                                                 Name and Title:


                                             THE BANK OF NOVA SCOTIA


                                             By: /s/ Olivia L. Braun
                                                 -------------------------------
                                                 Name and Title: Olivia L. Braun
                                                                 Director


                                             COMMERZBANK A.G.


                                            By: /s/ Robert Donohue /s/ Illegible
                                                --------------------------------
                                                Name and Title: Robert Donohue
                                                                SVP


                                            JPMORGAN CHASE BANK


                                            By: /s/ Illegible
                                                -------------------------------
                                                Name and Title:


                                            SOCIETE GENERALE


                                            By: /s/ Harry T. Nullet
                                                -------------------------------
                                                Name and Title: Harry T. Nullet
                                                                Director